                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We hereby consent to the incorporation by reference in this pre-effective Amendment No. 2 to Registration Statement of Monterey Pasta Company on Form S-3 of our report dated March 26, 1997 appearing in the Annual Report on Form 10-K of Monterey Pasta Company for the year ended December 29, 1996, as amended by Form 10-K/A, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ BDO SEIDMAN, LLP
San Francisco, California
July 22, 1997